UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2010

ZYGO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12944	06-0864500
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Laurel Brook Road		06455
Middlefield, Connecticut		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (860) 347-8506

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

     On Friday, February 12, 2010, Bruce W. Worster and Eugene G. Banucci resigned from the Board of Directors of Zygo Corporation (the “Company”), effective immediately. In giving their reasons for resigning, neither Dr. Worster nor Dr. Banucci cited any disagreement on any matter relating to the Company's operations, policies or practices in connection with his resignation.

     In addition, on Friday, February 12, 2010, the Company announced that Chris L. Koliopoulos, the Company’s President and Chief Executive Officer, has been elected as Chairman of the Board of Directors of the Company.

     A copy of the press release, dated February 12, 2010, announcing the resignations of Drs. Worster and Banucci and Dr. Koliopoulos’ election as Chairman of the Board is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

     The following exhibit is filed herewith and the following list is intended to constitute the exhibit index:

Exhibit Number	Exhibit Title

99.1	Press release, dated February 12, 2010, announcing the election of Chris
L. Koliopoulos as Chairman of, and the resignations of Bruce W. Worster and Eugene G. Banucci from, the Board of Directors of the Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYGO CORPORATION

Date: February 16, 2010

	By:	/s/ WALTER A. SHEPHARD
Name: Walter A. Shephard
Title: Vice President Finance, CFO, and Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press release, dated February 12, 2010, announcing the election of Chris
L. Koliopoulos as Chairman of, and the resignations of Bruce W. Worster and Eugene G. Banucci from, the Board of Directors of the Company.